Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bill Davis

Perficient, Inc.

(314) 995-8822

bill.davis@perficient.com

Perficient Acquires Meritage Technologies
Deal Creates Leading IBM WebSphere® Solutions Provider in Midwest

AUSTIN, Texas, June 21, 2004—Perficient, Inc. (NASDAQ: PRFT), a leading eBusiness solutions provider in the central United States, today announced it has agreed to acquire Meritage Technologies, Inc., a privately-held Midwestern eBusiness solutions firm with approximately $12 million in annual revenues. Upon closing the acquisition, Perficient will be the leading IBM WebSphere solutions provider in the Midwest, with annualized revenues of approximately $52 million, more than 320 consulting, technology, sales and support professionals in eight offices in the Midwest (10 in North America) and client relationships with more than 350 Global 3000 companies. The transaction, which will close today, is expected to be accretive to earnings.

“In addition to making us the unrivaled IBM WebSphere leader in the Midwest, this deal propels us through the critical $50 million revenue mark well ahead of schedule,” said Jack McDonald, chairman and chief executive of Perficient. “With our acquisition strategy and strong organic growth, we are well on our way to reaching our goal of becoming a $100 million eBusiness leader by the end of 2006.”

The acquisition of Meritage:

•                  Establishes Perficient as the leading IBM WebSphere solutions provider in the Midwest;

•                  Adds key office locations in Cincinnati, Columbus, Detroit and Indianapolis, creating a network of 10 Perficient offices throughout the Midwest and North America;

•                  Adds top-tier enterprise clients including, BankOne, DaimlerChrysler, Kroger, MeadWestvaco, Owens-Corning, Sara Lee, Zions Bancorp, and many others;

•                  Adds proven management leadership and more than 100 consulting, technology, sales and support professionals including a significant number of IBM WebSphere experts; and

•                  Increases the array of services and expertise Perficient can offer clients throughout its network.

“Perficient’s track record of execution is impressive,” said Scott Bok, Co-President of Greenhill & Co., the global merchant banking firm that manages Greenhill Capital Partners, which owns a controlling interest of Meritage.  “They are well positioned to build additional value as IT services spending continues to rebound and IBM’s offerings continue to gain share.  Meritage complements Perficient’s business well and we are pleased with the transaction and our position as shareholders of Perficient.”

Meritage’s senior managers, all IT services veterans, will assume leadership roles at Perficient. Chris Gianattasio, CEO of Meritage, will serve as general manager of

Perficient’s Cincinnati, Columbus, Detroit and Indianapolis offices.  He will report directly to Jeff Davis, Perficient’s president and chief operating officer.

“Perficient has always had a strong reputation for excellence in the Midwest and we are delighted now to be joining forces with the company to create one of the region’s leading industry players,” said Gianattasio. “In addition to providing our people with new and meaningful growth opportunities, Perficient’s WebSphere expertise, breadth of services, commitment to customer service and scale will bring strong benefits to Meritage’s clients.”

The consideration paid to selling shareholders in the transaction is approximately $7.1 million, and includes $2.9 million in cash and up to $4.2 million worth of Perficient common stock, subject to satisfying certain conditions in the first three years following the closing of the transaction.  Perficient will also assume $2.4 million of debt, $1.5 million of which is related to an accounts receivable credit facility that will be retired upon the closing of the acquisition. The operating management of Meritage will receive only Perficient common stock and Perficient stock options in the transaction. DecisionPoint International served as an advisor to Perficient on the transaction.

In connection with the acquisition, Perficient also announced that it has raised approximately $2.5 million through the issuance of 800,000 shares of Perficient common stock to a group of institutional investors led by Tate Capital Partners.  The terms of the financing include an option for the investors to purchase an additional 160,000 shares over the next 24 months through warrants for Perficient common stock, priced at 150% of their purchase price.

“We are excited to become shareholders in Perficient,” said Tate Capital Partner Kurt Winters.  “We believe that the Meritage acquisition will help Perficient attract the increased investor interest that it deserves, and that today’s investment will strengthen the company’s balance sheet and fuel its continued growth.  We look forward to mutual long-term success as Perficient achieves its articulated goal of reaching $100 million in revenues by the end of 2006.”

The Meritage acquisition is the second of the year for Perficient. On April 5, 2004, the company acquired Chicago-based Genisys Consulting, a $10 million revenue technology services firm.

About Perficient

Perficient is a leading provider of eBusiness solutions in the central United States. Perficient helps companies acquire and strengthen customer relationships, reduce costs and empower employees by creating Enabled EnterprisesTM, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s other partners include leading eBusiness technology and services providers Microsoft, Stellent, Bowstreet, Wily Technology, Tibco, Mainline, Digex, Fusion and others. For more information about Perficient, which has more than 210 professionals in the Central US and Canada, please visit www.perficient.com. IBM and WebSphere are trademarks of

International Business Machines Corporation in the United States, other countries, or both.

About Meritage Technologies

Meritage Technologies provides application technology planning, design and implementation services for the Global 2000. Meritage’s Portal Practice helps their clients adopt Portal Technology solutions, like IBM’s WebSphere Portal Server and Bowstreet Portlet Factory, to bring business value to their organizations by reducing operating costs, improving employee productivity and tightly integrating with their suppliers and customers. Meritage’s offices are located in Cincinnatti, Columbus, Detroit and Indianapolis.  For more information about Meritage Technologies, please visit www.meritagetech.com.

About Greenhill & Co.

Greenhill & Co. is a leading independent investment bank that provides financial advisory and merchant banking fund management services. It acts for clients located throughout the world from its offices in New York, London and Frankfurt.  For more information about Greenhill & Co., please visit www.greenhill-co.com.

About Tate Capital Partners

Tate Capital Partners is a private equity investor with a focus on the public markets.  By making direct investments in small cap public companies, Tate seeks to catalyze change – enabling higher sales, higher profits, and a higher valuation multiple.  For more information about Tate Capital Partners, please visit www.tatecapital.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB. The foregoing information concerning Perficient’s business outlook represents our outlook as of the date of this news release, and Perficient undertakes no obligation to update or revise any forward-looking statements whetheras a result of new developments or otherwise.